Exhibit 99.1

Information Relating to Part II.

Item 14. - Other Expenses of Issuance and Distribution

The expenses in connection with the offer and sale of common stock of Ecovyst Inc., registered pursuant to the Registration Statement on Form S-3ASR (Registration No. 333-255514) filed on April 26, 2021, other than underwriting discounts and commissions, are set forth in the following table. All amounts are estimated except the Securities and Exchange Commission registration fee.

SEC Registration Fee	$19,810
Legal fees and expenses	555,000
Accounting fees and expenses	125,000
Blue Sky fees and expenses	10,000
Printing expenses	40,000
Miscellaneous	190

Total	$750,000